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                                                                   Exhibit 12.1


                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                       Twelve Months Ended June 30, 2000
                                (in thousands)


Net income from continuing operations                            $141,086
Income taxes                                                       60,308
Fixed charges (including securitization certificates)             121,890
                                                                 --------
   Total                                                         $323,284
                                                                 ========
Interest expense                                                 $108,990
Interest component of rentals                                      12,900
                                                                 --------
   Total                                                         $121,890
                                                                 ========
Ratio of earnings to fixed charges                                   2.65
                                                                 ========